 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

TRINET GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 26, 2016, TriNet Group, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency San Francisco Airport at 1333 Bayshore Highway, Burlingame, CA 94010. At the Annual Meeting, the Company’s stockholders voted on the proposals listed below and described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 15, 2016. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.
Proposal 1. Stockholders elected each of the three nominees for Class II director to serve until the Company’s 2019 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Martin Babinec	53,393,352	971,757	12,291,108	98.21%
Paul Chamberlain	54,046,259	318,850	12,291,108	99.41%
Wayne B. Lowell	40,484,428	13,880,681	12,291,108	74.47%
Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
53,803,044	531,421	30,644	12,291,108	98.96%
Proposal 3. In light of the dismissal of Ernst & Young LLP, as previously announced in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2016, no vote was taken on the proposal to ratify the appointment of such firm as the Company’s independent registered public accounting firm for the year ended December 31, 2016 at the Annual Meeting. The Company intends to seek ratification of its independent registered public accounting firm at the 2017 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	May 27, 2016	By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary